Exhibit 5.1

[Camner, Lipsitz and Poller, P. A. Letterhead]

May 2, 2003

BankUnited Financial Corporation

255 Alhambra Circle

Coral Gables, Florida 33134

Ladies and Gentlemen:

We are acting as counsel with regard to the offering by BankUnited Financial Corporation (the “Company”) of 3,450,000 shares of its Class A Common Stock, $.01 par value, (collectively, the “BankUnited Stock”). The BankUnited Stock is being offered pursuant to a Registration Statement on Form S-3 filed with the Securities and Exchange Commission on May 2, 2003, and all amendments thereto (collectively, the “Registration Statement”). The BankUnited Stock will be issued and delivered as described in the Registration Statement.

We are familiar with the relevant documents and materials used in preparing the Registration Statement. Based on our review of such relevant documents and materials, and of such other documents and materials as we have deemed necessary and appropriate, we are of the following opinion:

The BankUnited Stock, when issued and delivered in the manner described in the Registration Statement against payment of the applicable consideration therefor, will be legally issued, fully paid and non-assessable.

We express no opinion as to the laws of any jurisdiction other than the laws of the State of Florida. This opinion letter is limited to the matters stated herein and no opinions may be implied or inferred beyond the matters expressly stated herein. The opinions expressed herein are given as of this date, and we assume no obligation to update or supplement our opinions to reflect any facts or circumstances that may come to our attention or any other change in law that may occur or become effective at a later time.

We hereby consent to the use of our opinion as an Exhibit to the Registration Statement on Form S-3 (together with all pre-effective amendments thereto, the “Form S-3”) and to the use of our name under the caption “Legal Matters” in the Prospectus that is a part of the Form S-3. In giving such consent, we do not admit that we are included within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended or the rules or regulations promulgated thereunder.

Very truly yours,

/s/    CAMNER, LIPSITZ AND POLLER, Professional Association

CAMNER, LIPSITZ AND POLLER

PROFESSIONAL ASSOCIATION